EXHIBIT 32

CERTIFICATIONS

Pursuant to the 18 U. S. C, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, in her capacities as an individual of The AERC 401 (k) Savings Plan and Trust, (the “Plan”) does hereby certify with respect to the Annual Report of the Plan on Form 11-K for the year ended December 31, 2015 (the “11-K Report”) that:

1.	The 11-K Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the 11-K Report fairly presents, in all material respects, the net assets available for benefits, and the changes in net assets available for benefits of the Plan.

The undersigned has executed this Certification effective as of June 27, 2016.

/s/ Kim Knight
Kim Knight

A signed original of this written statement has been provided to The AERC 401 (k) Savings Plan and Trust and will be retained by The AERC 401 (k) Savings Plan and Trust and furnished to the Securities and Exchange Commission or its staff upon request.